SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 23, 2004

ALLIED HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Georgia	0-22276	58-0360550

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

160 Clairemont Avenue, Suite 200, Decatur, Georgia		30030

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (404) 373-4285

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-4.3(A) FIRST AMENDMENT DATED NOVEMBER 23,2004
EX-99.1 PRESS RELEASE DATED NOVEMBER 23, 2004

Item 1.01 Entry into a Material Definitive Agreement.

     On November 23, 2004, Allied Holdings, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its amended and restated credit facility (the “Credit Facility”) by and among the Company, Allied Systems, Ltd. (L.P.), each subsidiary of the Company listed as a “Guarantor” on the signature pages thereto, each of the lenders from time to time party thereto, Ableco Finance LLC, as collateral agent, and Wells Fargo Foothill, Inc., as administrative agent. The Amendment creates a new $20 million term loan (“Term Loan B”), the proceeds of which will be used to pay down the Company’s revolving credit facility under the Credit Facility, and increases the maximum amount of letters of credit the Company may issue under the Credit Facility from $40 million to $50 million. As amended, the Credit Facility continues to provide the Company with a $90 million revolving credit facility and a $100 million Term Loan. A.

     Under the terms of the Amendment, the Term Loan B is payable in monthly installments of interest with the principal amount of the Term Loan B due at maturity. Term Loan B bears interest at a rate equal to the greater of (i) the prime rate plus 8.5% and (ii) 13.25%, currently 13.50%. In the event that the Company’s consolidated earnings before interest, taxes, depreciation and amortization and gains and losses on the disposal of operating assets for the year ending December 31, 2005 exceeds $70 million, Term Loan B shall bear interest on the principal amount outstanding on such date at the interest rate applicable to Term Loan A. As amended, the final maturity date of the Credit Facility remains September 4, 2007.

     Borrowings under the Company’s Credit Facility, as amended, are secured by a first priority security interest on assets of the Company and certain of its subsidiaries, including a pledge of stock of certain subsidiaries and excluding restricted cash and cash equivalents, and restricted investments. If the Company is unable to repay any borrowing under its Credit Facility when due, the lenders have the right to proceed against the collateral granted to them to secure the debt.

     The Credit Facility, as amended, sets forth a number of affirmative, negative, and financial covenants binding on the Company. The negative covenants limit the ability of the Company to, among other things, incur debt, incur liens, make investments, sell assets, or declare or pay any dividends on its capital stock. The financial covenants require the Company to maintain a minimum consolidated earnings before interest, taxes, depreciation and amortization, and gains and losses on disposal of operating assets amount and also include a maximum leverage ratio. The lenders have the right to accelerate the maturity of the Credit Facility if the Company breaches any of the covenants set forth in the Credit Facility and such breach is not cured within the time periods set forth in the Credit Facility or waived by the lenders. The Credit Facility also contains a “subjective acceleration clause” which permits the lenders to accelerate the maturity date of the Credit Facility if an event or development occurs which could reasonably be expected to have a “material adverse effect” on the Company, as defined in the Credit Facility.

     A copy of the Amendment and the Company’s press release announcing the execution of the Amendment are filed herewith.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The information provided above in response to Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

4.2(a)	First Amendment dated November 23, 2004 to the Amended and Restated Financing
Agreement, dated as of September 4, 2003, by and among Allied Holdings, Inc.,
Allied Systems, Ltd. (L.P.), each subsidiary of Allied Holdings, Inc. listed as a
“Guarantor” on the signature pages thereto, each of the lenders from time to time party thereto as a Lender, Ableco Finance LLC, as collateral agent, and Wells
Fargo Foothill, Inc., as administrative agent.

99.1	Press Release of the Company dated November 23, 2004 regarding the execution of
First Amendment to Amended and Restated Financing Agreement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED HOLDINGS, INC.
Dated: November 29, 2004	By:	/s/ David A. Rawden
		Name:	David A. Rawden
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.2(a)	First Amendment dated November 23, 2004 to the Amended and Restated Financing
Agreement, dated as of September 4, 2003, by and among Allied Holdings, Inc.,
Allied Systems, Ltd. (L.P.), each subsidiary of Allied Holdings, Inc. listed as a
“Guarantor” on the signature pages thereto, each of the lenders from time to time party thereto as a Lender, Ableco Finance LLC, as collateral agent, and Wells
Fargo Foothill, Inc., as administrative agent.

99.1	Press Release of the Company dated November 23, 2004 regarding the execution of
First Amendment to Amended and Restated Financing Agreement.